Landex Inc.
Smith Tower, Suite 420
5555 Highway 29
Harrisburg, N.C. 28075




                                                              Exhibit 10.8

(KINGS GRANT logo
appears here.)


                 December 2, 1997

                 VIA FACSIMILE TO: WALTER M. SAFRIT, II, ESQ.



          ----------------------------------------------------

                                LETTER OF INTENT
                          Outparcel 14 at Kings Grant
                          Cabarrus, County North Carolina

          -----------------------------------------------------
                 This letter represents the intent of Interstate Combined Ventures, a North Carolina joint venture partnership of which Landex, Inc. is the managing general partner (hereinafter the "Seller"), to sell the land referenced herein to Landis Savings Bank, SSB (hereinafter the "Buyer"). Although this letter fairly represents our position, it should not be considered a Contract to Purchase nor a Contract to sell by either party.


                 Outlined below are the basic terms and conditions under which title to the Property would be transferred from Seller to Buyer.


          I. Description: All that real property which consists of approximately one (1) acre referred to as Outparcel 14 of Kings Grant, Cabarrus County, North Carolina as shown on EXHIBIT A attached hereto.

          II.   Purchased Price: The Purchase Price shall be $557,377.00.

          III.  Conditions of Purchase & Sale:


               1.) Buyer and Seller will execute a Purchase Agreement within Thirty (30) days of the Buyer's execution hereof. The Purchase Agreement will be consistent with the terms and conditions outlined herein. Failure to execute a Purchase Agreement within this time will void this Letter of Intent.

(KINGS GRANT logo
appears here.)


               2.) Buyer shall deposit a $20,000 earnest money binder with Walter M. Safrit, II, as escrow agent upon execution of the Purchase Agreement. Buyer shall then have sixty (60) days to inspect the property. If during this Inspection Period Buyer determines that the Property is not suitable for its purposes, the Purchase Agreement will be terminated and the earnest money binder will be returned to Buyer.

               3.) If the Property is deemed suitable by the Buyer, and the Seller is able to meet the contingencies set forth below in Sub-Paragraph 4, the purchase and sale of the Property shall close on the earlier of i.) thirty (30) days after the end of the Inspection period; or ii.) thirty (30) days after the Buyer has completed the items set forth below in Sub-Paragraph 4.


               4.) The Purchase Agreement shall provide that the obligations of Buyer and Seller thereunder are contingent upon the Seller's completion of the following items within 120 days of the execution thereof:

                      i.) Acquiring the approval of the G.L Wilson Building Company which holds record title to the Property as security for certain financing provided to Interstate Combined Ventures as per a certain Agreement dated the 1st day of November, 1994 and of record in the Register of Deeds Office for Cabarrus County, North Carolina in Book 1887 at Page 257.


                      ii.) Completion and filing of record of a final subdivision plat showing Outparcel 14 as a lot in said subdivision.

                      iii.) Completion of the rough grading on Outparcel 14 as per that certain Agreement by and between the City of Concord and Interstate Combined Ventures dated the 25th day of March, 1997 and filed of record in the Register of Deeds Office for Cabarrus County, North Carolina in Book 1867 at Page 182.

                      iv.) Providing access to the Property by public road located along the northerly boundary of the Property as shown on Exhibit A.

                      v.) Provided public utility service, including water and sewer, to the boundary line of the Property.

(KINGS GRANT logo
appears here.)


                        If the above terms meet with your approval, please
                 execute as provided below and return one (1) copy to me. This proposal will expire if nor accepted on or before December 31, 1997.

                 Sincerely,

                 INTERSTATE COMBINED VENTURES

                 By: Landex, Inc.

                 /s/ William W. Merow
                 --------------------
                    William W. Merow
                    Vice President


                    AGREED TO AND ACCEPTED BY:

                    LANDIS BANK, SSB

                    By:                       Date:
                       ------------------          ---------------

                                   Exhibit A

                 [Survey map of subject property appears here]